Exhibit 99.1

UNITED STATES ENVIRONMENTAL PROTECTION AGENCY
REGION 5

IN THE MATTER OF:	)	
	)	**ORDER FOR REMOVAL**
ENBRIDGE ENERGY,	)	**UNDER SECTION**
LIMITED PARTNERSHIP,	)	**311(c) OF THE CLEAN WATER ACT**
***et al.*,**	)	
Respondents.	)	**DOCKET NO: CWA 1321-5-13-001**

I. JURISDICTION AND GENERAL PROVISIONS

1. Today, the United States Environmental Protection Agency (U.S. EPA) is issuing this order (Order) to Enbridge Energy, Limited Partnership, Enbridge Pipelines (Lakehead) L.L.C., Enbridge Energy Partners, L.P., Enbridge Energy Management LLC, Enbridge Energy Company, Inc., Enbridge Employee Services, Inc., Enbridge Operational Services, Inc., Enbridge Pipelines, Inc., and Enbridge, Inc. (Respondents or Enbridge) pursuant to the authority vested in the President of the United States by Section 311(c) of the Federal Water Pollution Control Act, 33 U.S.C. § 1321(c), as amended (commonly referred to as the Clean Water Act (CWA)). This authority has been delegated to the Administrator of the U.S. EPA by Executive Order No. 12777, 56 *Fed. Reg.* 54,757 (Oct. 22, 1991), and delegated to the U.S. EPA Regional Administrator by U.S. EPA Delegation No. 2-89 and further redelegated to On-Scene Coordinators (OSCs) by U.S. EPA Region 5 Delegation No. 2-89.

2. This Order requires Respondents to perform certain response actions in Kalamazoo and Calhoun Counties, Michigan to remove and mitigate the effects of oil discharged into Talmadge Creek, the Kalamazoo River and adjoining shorelines in and near Marshall, Michigan during July 2010 from a pipeline known as pipeline 6B, which is owned and/or operated by Respondents.

3. This Order incorporates all prior U.S. EPA administrative orders and directives issued to Respondents in connection with the July 2010 pipeline 6B oil discharge in Marshall, Michigan and all prior orders' obligations remain in effect. To the extent the prior orders conflict with this Order, this Order will govern.

II. PARTIES BOUND

4. This Order applies to Respondents. Any change in ownership or corporate status of Respondents, including but not limited to a transfer of assets or real or personal property, will not alter the responsibilities under the Order.

5. The Order further applies to persons acting on behalf of Respondent, or who are successors to Respondents.

6. Respondents must ensure that their contractors, subcontractors, and agents comply with this Order. Respondents will be liable for any violation of the Order by their employees, agents, contractors, or subcontractors.

III. FINDINGS OF FACT

Based on all available information and the administrative record in this matter, U.S. EPA finds that:

7. Respondents own and/or operate pipeline 6B (Facility) and a pumping station at or near 16000 Division Drive in Marshall, Michigan. The Facility is a pipeline that carries, *inter alia*, crude oil.

8. On July 26, 2010, at approximately 1:33 pm, the National Response Center received a call from Enbridge notifying it of the crude oil discharge. *See* Extended Spill Summary Report for DataID #813595. U.S. EPA OSCs responded on the same day, with additional OSCs arriving the following day.

9. Enbridge has estimated it discharged over 843,000 gallons of crude oil into the Kalamazoo River, by way of Talmadge Creek, a tributary to the Kalamazoo River, and onto the adjoining shorelines of Talmadge Creek and the Kalamazoo River. The source of the discharge was a rupture of Respondents' pipeline 6B adjacent to Talmadge Creek in Marshall, Michigan.

10. On July 27, 2010, U.S. EPA issued Enbridge Energy Partners, L.P. an order pursuant to Section 311(c) of the CWA (July 27, 2010 Order), which required Enbridge Energy Partners, L.P. to, *inter alia*, abate a discharge of oil to waters of the United States by performing removal actions in response to the discharge of oil from the Facility into the Kalamazoo River, by way of Talmadge Creek. *See* July 27, 2010 Order (Docket No. CWA 1321-5-10-001).

11. On September 23, 2010, U.S. EPA issued Enbridge Energy, Limited Partnership, Enbridge Pipelines (Lakehead) LLC, Enbridge Pipelines (Wisconsin) and Enbridge Energy Partners, L.P. a supplement to the July 27, 2010 Order (Supplement) which required additional actions including:

> [f]or submerged oil and oil-contaminated sediments, remediate all impacted areas in and along Talmadge Creek, the Kalamazoo River, and Morrow Lake by October 31, 2010; [p]erform operation and maintenance activities as directed by U.S. EPA until otherwise notified by U.S. EPA.

Supplement at ¶ 6.

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12. On November 10,2010, U.S. EPA issued Enbridge Energy Partners, L.P., eta/. an amendment to the July 27,2010 Order and the September 23,2010 Supplement (Amendment) which added additional Enbridge affiliates to the Order and Supplement. See Amendment dated November 10,2010 (Docket No. CWA 1321-5-10-001). 13. Since issuance of the July 27,2010 Order, the Supplement and Amendment, Respondents have conducted substantial response actions to address the July 20 I 0 pipeline 6B oil discharge. Despite these response actions, oil from the pipeline 6B discharge remains in the Kalamazoo River. 14. Most of the remaining discharged oil has settled into the sediments of the Kalamazoo River (up to the western end of Morrow Lake). 15. Submerged oil and/or oil-contaminated sediment exists throughout approximately 38 miles of the Kalamazoo River (up to the western end of Morrow Lake) and accumulates in numerous natural and/or anthropogenic depositional areas. 16. As of the effective date of this Order, submerged oil and/or oil-contaminated sediment is most evident in three main impacted areas of the Kalamazoo River: a) upstream of Ceresco Dam; b) upstream of the Battle Creek Dam (Mill Ponds area); and c) in the Morrow Lake Delta/Fan. 17. The submerged oil and/or oil-contaminated sediment in these areas generates oil sheen and/or oil globules, sometimes spontaneously, and also when disturbed by actions such as poling or motor boat engines. 18. On October 3, 2012, U.S. EPA sent Respondents a proposed Order providing Respondents with a 30 day period in which to comment on the proposed Order and/or conference with U.S. EPA regarding the proposed Order. U.S. EPA gave Enbridge short extensions of time to comment on certain scientific reports. 19. On November 2, 2012, November 8, 2012, November 13,2012 and on February 27,2013 (after the comment deadline), Respondents provided comments on the proposed Order to U.S. EPA. 20. On October 23, 2012 and December 19, 2012, Respondents met with representatives of U.S. EPA and MDEQ to discuss their concerns about the proposed Order and to provide additional information to U.S. EPA. 21. U.S. EPA was able to afford Enbridge this extraordinary level of participation and comment for several reasons. First, the primary work required by the Order (dredging) is work the Agency believes is best commenced in the spring, afier winter ice conditions are no longer present. Further, given the complexity and likely cost of the work required and the need for a 3 high level of coordination and consultation with MDEQ and the U.S. Army Corps of Engineers in the planning process, U.S. EPA also thought it prudent to have input from Enbridge prior to issuing the Order. 22. U.S. EPA considered Respondents comments and additional information as well as comments submitted by other persons. IV. DEFINITIONS 23. Unless otherwise expressly provided herein, terms used in this Order which are defined in Section 311 of the CWA or in the Oil Pollution Act, 33 U.S.C. §§ 2701-2762 (OPA), shall have the meaning assigned to them in the CW A or the OPA. Whenever terms listed below are used in this Order or in the appendices attached hereto and incorporated herein, the following definitions shall apply: 24. “Onshore facility” shall have the meaning set forth in Section 3ll(a)(IO) of the CWA, 33 U.S.C. § !32l(a)(IO) and by Section 1001(24) of the OPA, 33 U.S.C. § 2701(24). 25. “Person” shall have the meaning set forth in Section 311 (a)(7) of the CW A, 33 U.S.C. § 132l(a)(7) and by Section 1001(27) of the OPA, 33 U.S.C. § 2701(27). 26. “Owner and/or operator” shall have the meaning set forth in Section 3ll(a)(6) of the CWA, 33 U.S.C. § 132l(a)(6) and Section 1001(26) of the OPA, 33 U.S.C. § 2701(26). 27. “National Contingency Plan” or “NCP” shall mean the National Oil and Hazardous Substances Pollution Contingency Plan, coditied at 40 C.F.R. Part 300, including, but not limited to, any amendments thereto. 28. “Discharge” shall have the meaning set forth in Section 3!l(a)(2) of the CWA, 33 U.S.C. § l32l(a)(2) and Section 1001(7) of the OPA, 33 U.S.C. § 2701(7). 29. “Oil” shall have the meaning set forth in Section 3ll(a)(l) of the CWA, 33 U.S.C. § 132l(a)(l), and Section 1001(23) of the OPA, 33 U.S.C. § 2701(23). 30. “Sludge” is detined by 40 C.F.R. § II 0.1 and means “an aggregate of oil or oil and other matter of any kind in any form other than dredged spoil having a combined specific gravity equivalent to or greater than water.” 31. “Order” shall mean this Order and all appendices attached hereto and incorporated herein. In the event of a conflict between this Order and any appendix, this Order shall control. 32. “Navigable waters” shall have the meaning set forth in Section 502(7) of the CWA, 33 U.S.C. § 1362(7), Section 1001(21) of the OPA, 33 U.S.C. § 2701(21), and 40 C.F.R. § 110.1. 4

V. CONCLUS{ONS OFLAW’_AND DETERMINATIONS Based on the Findings of Fact and Det!nitions in Sections Ill and IV above and the administrative record in this matter, U.S. EPA has determined that: 33. Pipeline 68 is an “onshore facility,” (Facility). 34. The Respondents are “owners and/or operators” of pipeline 6B. 3 5. Respondents are “persons.” 36. The spill from pipeline 68 described in the Statement of Facts and in the July 27,2010 Order, Supplement and Amendment is a “discharge.” 37. Talmadge Creek and the Kalamazoo River are “navigable waters” of the United States. 38. There is or has been a discharge of oil into navigable waters and adjoining shorelines fi·om Respondents’ Facility. 39. The submerged oil and oil-contaminated sediments arc sludge as defined by 40 C.F.R. §110.1. 40. The removal actions required by this Order are necessary to ensure the effective and immediate removal of a discharge of oil into navigable waters and adjoining shorelines. 41. The removal actions required by this Order are in accordance with the NCP and are authorized by U.S. EPA pursuant to the authority granted in Section 3ll(c) of the CW A, 33 U.S.C. § 132l(c), as delegated by the President in Executive Order 12777, Section 2(b)(l), 56 Fed. Reg. 54,757 (Oct. 22, 1991). VI. ORDER Based on the Findings of Fact and Conclusions of Law and Determinations in Section III and Section V above and the administrative record in this matter, U.S. EPA orders Respondents to comply with all provisions of the Order and perform the following actions: Notice oflntent to Cgmply 42. Within five business days of the effective date of this Order, Respondents must provide a written response to U.S. EPA stating whether they intend to comply with the Order. Work to Be Performed ·------·-···--· 43. Respondents must perform the work necessary to complete the response actions described below within the dates specified and in accordance with the NCP. 5

44. Except as otherwise provided in this Order, Respondents must continue to comply with the following plans which were submitted and approved pursuant to the July 27, 2010 Order, and/or Supplement: Quality Assurance Project Plan (QAPP); Health and Safety Plan (HASP); Sampling and Analysis Plan (SAP); Waste Treatment, Transportation and Disposal Plan (WTTDP); and Source Area Response Plan/Response Plan for Downstream Impacted Areas (SAR/RPDIA); and all supplements, addenda, and/or modifications to these plans which were approved by U.S. EPA, including, but not limited to, the Consolidated Work Plan from Fall 2011 through Fall 2012 (December 21, 2011) (CWP), 2012 Morrow Lake Delta and Morrow Lake Monitoring and Management Plan (November 15, 2012) (Morrow Lake Plan). Those plans are attached to and incorporated into this Order. *See* Attachments A-G.

45. Respondents must identify in writing to U.S. EPA a Project Coordinator responsible for the response actions within five business days of the effective date of this Order. This Project Coordinator shall be approved or disapproved by U.S. EPA. If disapproved, Respondents must identify another Project Coordinator to U.S. EPA within one business day of U.S. EPA's disapproval.

46. E-4.0 Containment

a. Within seven business days of the effective date of this Order, Respondents must submit to MDEQ a complete application for a permit to reinstall the E-4.0 containment system structures in the Morrow Lake Delta. The permit application shall provide that Enbridge will reinstall the E-4.0 containment system in accordance with the 2012 Morrow Lake Delta Containment Strategy Design and Engineering Considerations Technical Memorandum (Attachment H), as approved by U.S. EPA on June 26, 2012.

b. In accordance with the approved permit and Attachment H, Respondents must complete reinstallation of the E-4.0 containment system within two weeks of MDEQ issuing the permit for the E-4.0 containment system.

c. Upon reinstallation of the E-4.0 containment system, Respondents must comply with the E-4.0 containment system monitoring provisions contained within the Morrow Lake Plan which was previously approved by the U.S. EPA on November 15, 2012 and which is attached to this Order as Attachment G.

47. Sediment Trap Monitoring and Maintenance

a. Upon the effective date of this Order, Respondents shall continue to comply with the 2012 Sediment Trap Monitoring and Maintenance Plan (Attachment I) as modified by this Order. The Sediment Trap Monitoring and Maintenance Plan is modified (subject to acquisition of a corresponding permit from the MDEQ) to require dredging of the sediment traps if the submerged oil trigger contained in the existing plan is exceeded at the traps based on poling data. The Sediment Trap Monitoring and Maintenance Plan is further modified as set forth in Attachment J to this Order. Upon

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completion of all dredging required by this Order, Respondents shall continue to implement the Sediment Trap Monitoring and Maintenance Plan as modified by this Order. b. Respondents shall analyze the samples previously collected from the Cylindrical Sampling Devices in 2012 and 2013 for the analytical parameters identilled in Attachment J. If not already otherwise provided, within five business days from the effective date of this Order, Respondents shall submit a schedule for completion and submittal of this analytical work for approval by U.S. EPA. 48. Within llfteen business days of the effective date of this Order, Respondents must develop and submit to U.S. EPA for approval a work plan (Work Plan) that includes a detailed description of the following response activities and a detailed schedule for completing such actions: a. Dredging of the submerged oil, oil-contaminated sediment and/or sludge (i.e., sources of sheen) at the moderate and heavy accumulations within the following mile post (“MP”) areas and sediment traps: MP 4.5-5.80 (upstream of Ceresco Dam, including the Ceresco sediment trap); MP 10.40 ROB sediment trap; MP 13.9-15.7 (upstream of the Kalamazoo Dam at Battle Creek, i.e. Mill Ponds area, including the MP 14.97 sediment trap); MP 21.50 sediment trap; and MP 36.5-39.85 (Morrow Lake, Morrow Lake Delta and adjacent areas, including the Delta Z sediment trap). The exact locations of the dredging shall be addressed in the Work Plan tor approval by U.S. EPA and in consultation with the MDEQ permitting staff. The Work Plan shall contain provisions to prevent any downstream migration of submerged oil and/or surface oil sheen and globules from those areas until dredging is complete. This work under the Work Plan as approved shall be completed by December 31,2013. b. Performing the following submerged oil reassessment activities: i. Performing submerged oil reassessment activities utilizing the procedures outlined in the CWP and any subsequent revisions to those procedures which have been approved by U.S. EPA. At a minimum, Respondents will conduct a Spring 2013 reassessment and another reassessment upon completion of required dredging activities. ii. Continuing ongoing poling activities in Morrow Lake and the Morrow Lake Delta as described in the Morrow Lake Plan. iii. Continuing seasonal poling activities at focus areas identified in the CWP downstream of the Morrow Lake Dam utilizing the procedures outlined in the CWP and any subsequent revisions approved by the U.S. EPA. At a minimum, Respondents will be required to conduct these seasonal poling events in Spring, Summer, and Fall 2013. 7

c. Collecting scientific data necessary for completion of ongoing activities, including, but not limited to hydrodynamic and sediment transport modeling. Such work shall include but is not limited to installation and collection of Walling tube samples and analysis of walling tube samples previously collected in 2012 for the analytical parameters identified in the CWP, or any revisions to the parameters approved by the U.S. EPA. d. Continuing collection of surface water and sediment temperature data, Kalamazoo River flow and stage data (USGS gauging stations), and monitoring of stage data at additional locations as required by U.S. EPA. e. Continuing sheen management of oil sheen and globs that emerge to the surface waters and overbank areas of the Kalamazoo River. Sheen management shall include routine visual observances by response personnel from the ground, from boats, and from aerial overflights. f. Installing, monitoring and maintaining containment devices and equipment throughout the Kalamazoo River, which may be required as conditions warrant, as determined by U.S. EPA. g. Performing air monitoring and/or sampling, as deemed necessary by U.S. EPA. h. Performing water, sediment and/or soil sampling, as deemed necessary by U.S. EPA. 1. Disposal of all wastes at U.S. EPA-approved disposal facilities. j. Updating, as appropriate, the existing QAPP, SAP, and HASP as necessary to perform the work under this Order. 49. Respondents must submit five hardcopies and an electronic copy of the Work Plan and all other submittals to: Ralph Dollhopf U.S. EPA, Region 5 Superfund Response Section 1 801 South Garfield Ave. #229 Traverse City, MI 49686 U.S. EPA will approve, disapprove, require modifications, or modify Respondents’ Work Plan. Once approved or approved with modifications, Respondents’ Work Plan and schedule become an enforceable part of this Order. 50. Respondents shall implement the Work Plan immediately upon approval or approval with modifications by U.S. EPA. 8

51. Respondents must perform all response actions in accordance with all federal, state and local laws. Undertaking activities directed by U.S. EPA does not obviate the need for Respondents to acquire all necessary permits and comply with all applicable requirements. 52. If a court issues an order that invalidates any provision of this Order or finds that Respondents have suf1icient cause not to comply with one or more provisions of this Order, Respondents shall remain bound to comply with all provisions of this Order not invalidated by such court’s order. R<OIJ()I·ting Requirements 53. Respondents must submit monthly progress reports detailing all work conducted pursuant to this Order. Such monthly reports shall include all monitoring and analytical data, disposal records, and all documentation related to response actions that have been created on or behalf of Respondents since the previous month’s report. Additionally, the Work Plan required under paragraph 48 shall identify and include a schedule for additional reports regarding work required by this Order. 54. Respondents may assert a business confidentiality claim pursuant to 40 C.F.R. § 2.203(b) with respect to pmi or all of any information submitted to U.S. EPA pursuant to this Order, provided such claim is allowed by Section 308(b)(2) of the CWA, 33 U.S.C. § 1318(b)(2). U.S. EPA shall only disclose information covered by a business confidentiality claim to the extent permitted by, and by means of the procedures set forth at 40 C.F.R. Part 2, Subpart B. If no such claim accompanies the information when it is received by U.S. EPA, U.S. EPA may make it available to the public without further notice to Respondents. As;_cess_!()_l’r()IJ_t;l”tY and Information 55. Respondents must provide access to U.S. EPA and their contractors and representatives for the response work identified above, including but not limited to boat launch facilities, dredge pads, and waste management and decontamination areas owned, leased, and/or controlled by Respondents. 56. Respondents must make best etTorts, including compensating property owners, to obtain access to areas where access is necessary to implement this Order. 57. At U.S. EPA’s request, Respondents must provide to U.S. EPA all documents and information related to conditions in the impacted area and work conducted under the Order. This shall include, but not be limited to: analytical data, scientific data, hydrodynamic model and all associated input and output files, Geographic Information Systems data, and native format electronic files. 58. Respondents shall preserve all documents and information relating to work performed under this Order, or relating to the oil found on or discharged from the Facility, for six years 9 following completion of the removal actions required by this Order. At the end of this six year period and 60 days before any document or information is destroyed, Respondents shall notify U.S. EPA that such documents and information are available to U.S. EPA for inspection, and upon request, shall provide originals or copies of such documents and information to U.S. EPA. In addition, Respondents shall provide documentation and information retained under this Section at any time before expiration of the six-year period upon the written request of U.S. EPA. VII. RESERVATION OF RIGHTS AND PENAL TIES 59. This Order shall not preclude U.S. EPA from taking any action authorized by the CWA, the OPA, the National Contingency Plan, or any other applicable law. U.S. EPA reserves the right to direct all activities including off-facility shipping, disposal and all other matters. Further, nothing herein shall prevent U.S. EPA from seeking legal or equitable reliefto enforce the terms of this Order or from taking any other legal or equitable action as it deems appropriate and necessary, or to require Respondents in the future to perform additional activities pursuant to the CW A, the OP A, or other applicable law. 60. Respondents must notify U.S. EPA of any response actions taken to address the discharge described above that are not described in this Order. 61 Violation of any term of this Order may subject Respondents to a civil penalty of up to $37,500 per day of violation or an amount up to three times the cost incurred by the Oil Spill Liability Trust Fund as a result of such failure under Section 311(b)(7)(B) of the CWA, 33 U.S.C. § 1321(b)(7)(B), as adjusted by 74 Fed. Reg. 626 (Jan. 7, 2009) (codified at 40 C.F.R. § 19.4). VIII. EFFECTIVE DATE 62. This Order is effective when the OSC signs the Order. /s/ Ralph H. Dollhopf Ralph H. Dollhopf On-Scene Coordinator 10 March 14, 2013 Date

Attachments A. Approved Quality Assurance Project Plan (August 17, 201 0), including Addendum (Oct. 5, 20 I 0) (“QAPP”) B. Approved Sampling and Analysis Plan, (August 17, 2012), including all approved Supplements and Addenda (“SAP”) C. Approved Health and Safety Plan (August 2, 2010), as amended (April2012) (“HASP”) D. Waste Treatment, Transportation and Disposal Plan (August 8, 201 0), as amended (Oct. 28,2010, March 23,2011, May 2, 2011, March 23,2011 and May 17, 2011) (“WTTDP”) E. Source Area Response Plan and Response Plan for Downstream Impacted Areas (August 17, 2010, including all approved Supplements and Addenda (“SAR/RPDIA”) F. Consolidated Work Plan from Fall 20 ll through Fall 2012 (December 2 I, 20 II) G. 2012 Morrow Lake Delta and Morrow Lake Monitoring and Management Work Plan (November 15, 2012) H. 2012 Morrow Lake Delta Containment Strategy Design and Engineering Considerations Technical Memorandum (June 21, 2012) I. Sediment Trap Monitoring and Maintenance Plan (July 10, 2012) J. Required Revisions to the Sediment Trap Monitoring and Maintenance Plan Regarding Cylindrical Sampling Devices (CSD) Placement/Anchoring, Monitoring and Sampling/ Analysis K. Administrative Record Index 11